                                                                   EXHIBIT 99.2

                       NOTICE OF GUARANTEED DELIVERY FOR
                       CROWN CASTLE INTERNATIONAL CORP.

  This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Crown Castle International Corp. (the "Company") made pursuant to the Prospectus, dated October 22, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to United States Trust Company of New York (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

     Delivery To: United States Trust Company of New York, Exchange Agent

         By Mail:             By Overnight Courier:               By Hand:                     By Facsimile:
   United States Trust
          Company          United States Trust Company  United States Trust Company        Fax No. (212) 420-6152
       of New York                 of New York                  of New York           (For Eligible Institutions Only)
       P.O. Box 844         770 Broadway, 13th Floor     111 Broadway, Lower Level         Confirm by telephone:
      Cooper Station           New York, NY 10003            New York, NY 10006         Telephone No. (800) 548-6565
 New York, NY 10276-0844      Attn: Corporate Trust    Attn: Corporate Trust Services
 (registered or certified
           mail               Operations Department
       recommended)

  Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

  Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount at maturity of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Senior Notes
Tendered:*

$ ____________________________________


Certificate Nos. (if available):         If Old Senior Notes will be delivered
                                         by book-entry transfer to The
                                         Depository Trust Company, provide
                                         account number.

--------------------------------------

Total Principal Amount Represented by
Old Senior Notes Certificate(s):         Account Number _______________________


$ ____________________________________   If Old Senior Discount Notes will be
                                         delivered by book-entry transfer to
                                         The Depository Trust Company, provide
                                         account number.

Principal Amount at Maturity of Old
Senior Discount Notes Tendered:*


$ ____________________________________   Account Number _______________________

Certificate Nos. (If available):

______________________________________
Total Principal Amount at Maturity
Represented by Old Senior Discount
Notes Certificate(s):

$ ____________________________________

* Must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof.
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  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE


 X ___________________________________    ------------------------------------


 X  __________________________________    ------------------------------------
  Signature(s) of Owner(s)                        Date
  or authorized Signatory

  Area Code and Telephone Number:____________________________________________

   Must be signed by the holder(s) of Old Senior Notes or Old Senior Discount Notes as the name(s) of such holder(s) appear(s) on the certificate(s) for the Old Senior Notes or Old Senior Discount Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If any signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)

 Name(s):_____________________________________________________________________

           ------------------------------------------------------------------

           ------------------------------------------------------------------

 Capacity:____________________________________________________________________

 Address(es):_________________________________________________________________

           ------------------------------------------------------------------

           ------------------------------------------------------------------

                                   GUARANTEE

   The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount at maturity of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at United States Trust Company of New York pursuant to the procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within five business days after the Expiration Date.

 -------------------------------------    ------------------------------------
             Name of Firm                         Authorized Signature

                                          ------------------------------------
 -------------------------------------                   Title
                Address                   Name:_______________________________
 -------------------------------------           (Please Type or Print)
               Zip Code                   Dated:______________________________
 Area Code and Tel. No.:______________


NOTE: DO NO SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.